EXHIBIT 99.2

[AHM LOGO]

FOR IMMEDIATE RELEASE
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          American Home Mortgage Investment Corp. to Present at the
      2004 Lehman Brothers Financial Services Conference on September 13

Melville, NY - September 7, 2004 - American Home Mortgage Investment Corp. (NYSE: AHM) will present at the 2004 Lehman Brothers Financial Service Conference, which is taking place at The Hilton NY in New York City on Monday, September 13, 2004.

Michael Strauss, Chairman and Chief Executive Officer, Stephen Hozie, Chief Financial Officer, and Thomas McDonagh, Chief Investment Officer will be speaking at the conference beginning at 7:45 a.m. Eastern Time. Attendance at the Lehman Brothers Financial Service Conference is by invitation only, however, interested parties may listen to the presentation live by visiting American Home's Web site www.americanhm.com and clicking on the Investor Info section. A replay of the presentation will also be available on the Company's Web site. Please contact John Lovallo of Ogilvy Public Relations Worldwide at 212-880-5216 or john.lovallo@ogilvypr.com with any questions.

ABOUT AMERICAN HOME MORTGAGE INVESTMENT CORP.
American Home Mortgage Investment Corp. (NYSE: AHM) is a mortgage real estate investment trust focused on earning net interest income from self-originated mortgage backed securities, and through its taxable subsidiaries, on originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and are serviced at the Company's Columbia, Maryland servicing center. For additional information, please visit the Company's Web site at www.americanhm.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans or business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home Mortgage Investment Corp.'s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home Mortgage Investment Corp.'s operating results; American Home Mortgage Investment Corp.'s potential need for additional capital; the direction of interest rates and their subsequent effect on American Home Mortgage Investment Corp.'s business and the business of its subsidiaries; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home Mortgage Investment Corp. with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home Mortgage Investment Corp. does not assume any responsibility to issue updates to any forward-looking statements discussed in this press release.

AMERICAN HOME MORTGAGE INVESTMENT CORP. CONTACT:
John D. Lovallo, SVP
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com